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                                                                EXHIBIT 10.2


                                    HCA INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this ____ day of May, 2005, by and between HCA Inc., a Delaware corporation (the "Company" and, together with its subsidiaries, "HCA"), and [DIRECTOR] (the "Optionee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Company's 2005 Equity Incentive Plan (the "Plan").

         WHEREAS, the Company has adopted the Plan, which permits the issuance of stock options for the purchase of shares of the common stock, par value $.01 per share, of the Company (the "Shares"); and

         WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Shares as hereinafter provided in accordance with the provisions of the Plan for services as a director of the Company (a "Director");

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Option.

                  (a) The Company grants as of the date of this Agreement the right and option (the "Option") to purchase all or any part of [NUMBER] Shares (the "Option Stock") at the price of [$____] per share on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. The Optionee, holder or beneficiary of the Option shall not have any of the rights of a stockholder with respect to the Option Stock until such person has become a holder of such Shares by the due exercise of the Option and payment of the Option Payment (as defined in Section 3 below) in accordance with this Agreement.

                  (b) The Option shall be a non-qualified stock option. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee.

         2. Exercise of Option. The Optionee may exercise the Option for up to one-fifth of the Option Stock on the date of this Agreement, with additional installments of one-fifth of the Option Stock exercisable on the first, second, third and fourth anniversaries of the date of grant of the Option. Such installments shall be cumulative and, if in any year the total number of Shares of Option Stock which may be purchased in such year is not purchased, the Shares not purchased may be purchased in any subsequent year during the Term (as defined in Section 4 below) of the Option. Notwithstanding the above, each outstanding Option shall vest and become exercisable (i) upon the occurrence of a Change in Control or (ii) upon the death, Disability or Retirement of the Optionee. For purposes of this Agreement, "Disability" means that the


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Optionee is permanently unable to perform the essential duties of a Director.
For purposes of this Agreement, "Retirement" means that the Optionee's service as a director of HCA terminates other than for Cause.

         3. Manner of Exercise. The Option may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the Option, with respect to whole Shares only, by serving written notice of intent to exercise the Option delivered to the Company at its principal office (or to the Company's designated agent), stating the number of Shares to be purchased, the person or persons in whose name the Shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by payment in full of the Option Price for the number of Shares with respect to which the Option is then being exercised (the "Option Payment"). The Option Payment shall be made in cash or cash equivalents or in whole Shares valued at the shares' Fair Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date) or the actual sales price of such Shares, or by a combination of such cash (or cash equivalents) and Shares. The Optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of the Option or any other stock option of the Company. Subject to applicable securities laws, the Optionee may also exercise the Option by delivering a notice of exercise of the Option and by simultaneously selling the Shares of Option Stock thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Payment. For purposes of this Agreement, "Fair Value" means the closing sales price of the Shares on the New York Stock Exchange or the actual sales price of such Shares.

         4. Termination of Option. The Option will expire ten years from the date of grant of the Option (the "Term") with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:

                  (a) Termination by Death. If the Optionee's service as a Director terminates by reason of death, or if the Optionee dies after Retirement, this Option may thereafter be exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of death, for the period set forth in
Section 4(c), or until the expiration of the Term of the Option, whichever period is the shorter.

                  (b) Termination by Reason of Disability. If the Optionee's service as a Director terminates by reason of Disability, this Option may thereafter be exercised by the Optionee or personal representative or guardian of the Optionee, as applicable, for a period of one year from the date of such termination of employment or until the expiration of the Term of the Option, whichever period is the shorter.

                  (c) Retirement. If the Optionee's service as a Director terminates by reason of Retirement (other than on account of Optionee's death), this Option may be exercised by the Optionee for a period of three years from the date of such Retirement or the expiration of the Term of the Option, whichever period is the shorter.

                  (d) Termination for Cause. If the Optionee's service as a Director is terminated for Cause, this Option shall terminate immediately and become void and of no effect.



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         5. No Right to Continued Service. The grant of the Option shall not be construed as giving Optionee the right to be retained as a director of HCA.

         6. Adjustment to Option Stock. The Board may make adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         7. Amendments to Option. Subject to the restrictions contained in Sections 6.2 and 14 of the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.

         8. Limited Transferability. During the Optionee's lifetime this Option can be exercised only by the Optionee, except as otherwise provided in Section 4(a) above or in this Section 8. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Optionee other than (i) to a Permitted Transferee or (ii) by will or the laws of descent and distribution. Any attempt to otherwise transfer this Option shall be void. No transfer of this Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary or appropriate to establish the validity of the transfer. Any transfer of this Option by the Optionee to a Permitted Transferee must be for no consideration and, after the transfer, the Permitted Transferee shall have the sole responsibility for determining whether and when to exercise the Option. A Permitted Transferee may not transfer any such Option other than by will or the laws of descent and distribution. For purposes of this Agreement, "Permitted Transferee" means the Optionee's Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Optionee's Immediate Family or Permitted Trusts. For purposes of this Agreement, "Immediate Family" means the Optionee's children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Agreement, a "Permitted Trust" means a trust solely for the benefit of the Optionee or Optionee's Immediate Family.

         9. Reservation of Shares. At all times during the term of this Option, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.

         10. Plan Governs. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are



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governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

         12. Notices. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

         To the Company:        HCA Inc.
                                One Park Plaza
                                Nashville, TN 37203
                                Attn: Vice President - Compensation

         To the Optionee:       The address then maintained with respect to the
                                Optionee in the Company's records.

         13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

         14. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

         15. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representative and assignees. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, executors, administrators, successors and assignees.

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         IN WITNESS WHEREOF, the parties have caused this Non-Qualified Stock
Option Agreement to be duly executed effective as of the day and year first above written.


                                         HCA Inc.


                                         By: /s/ Jack O. Bovender, Jr.
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                                         Optionee:

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                                         Please Print

                                         Optionee:

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                                         Signature



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